UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012 (January 13, 2012)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2012, Gaylord Entertainment Company (the “Company”) entered into a letter agreement (the “Agreement”) with TRT Holdings, Inc. and Robert Rowling (collectively, “TRT”) concerning certain matters relating to the Company and TRT.

Under the Agreement, the Company has agreed to include a shareholder proposal (the “GAMCO Proposal”) submitted by GAMCO Asset Management Inc. (“GAMCO”) to the Company in the Company’s proxy statement (the “2012 Proxy Statement”) for its 2012 annual meeting of stockholders (the “2012 Annual Meeting”). The GAMCO Proposal requests that the Company’s board of directors (the “Board”) not extend the August 12, 2012 expiration date (the “Expiration Date”) of the Company’s amended and restated rights agreement dated as of March 9, 2009, by and between the Company and Computershare Trust Company, N.A. as amended (the “Rights Plan”) without stockholder approval. The Agreement provides that, in the event the GAMCO Proposal is approved by the Company’s stockholders at the 2012 Annual Meeting, the Company will not extend the term of the Rights Plan beyond the Expiration Date (the “Binding Rights Plan Proposal”).

Under the terms of the Agreement, the Company must cause its slate of director nominees at the 2012 Annual Meeting to include David W. Johnson and Terrell T. Philen, Jr. (collectively, the “TRT Directors”), and Glenn J. Angiolillo and Robert S. Prather, Jr. (collectively, the “GAMCO Directors”) for a term expiring at the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”). If any TRT Director is not elected to the Board at the 2012 Annual Meeting or is removed, resigns, or is otherwise unable to serve as a director of the Company, the Agreement provides that TRT will be entitled to select a new designee to serve as a TRT Director for a term expiring at the 2013 Annual Meeting, who shall be independent under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Agreement also provides that the Company may not to increase the size of the Board to more than eleven directors at any time prior to the 2013 Annual Meeting. In addition, the Agreement provides that the Company has agreed to cause the date for the 2012 Annual Meeting to be no later than the Expiration Date.

The Agreement also provides that TRT may not initiate or propose any stockholder proposal at the 2012 Annual Meeting, or otherwise seek the nomination of any candidate to, the Board on or prior to the date of the 2012 Annual Meeting, effect or attempt to effect the removal of any members of the Board on or prior to the 2012 Annual Meeting, or call or seek to have called any meeting of the stockholders of the Company on or prior to the 2012 Annual Meeting. In addition, the Agreement requires TRT to vote, at the 2012 Annual Meeting, all shares of common stock of TRT, in favor of (A) each of the Company’s director nominees (including the TRT Directors and the GAMCO Directors) at the 2012 Annual Meeting, (B) any proposal to approve, on an advisory basis, Gaylord’s executive compensation, and (C) any proposal requesting the ratification of Gaylord’s independent registered public accounting firm, but excluding the Binding Rights Plan Proposal.

As required by the terms of the Agreement, the Company has amended its Corporate Governance Guidelines to include a policy with respect to shareholder rights plans (the “Policy”) in the form attached as an annex to the Agreement. Under the Policy, following the expiration of the Rights Plan on the Expiration Date, the Board may not adopt a rights plan unless either (i) stockholder approval has been obtained, or (ii) after adoption of a stockholder rights plan if both of the Board and a committee consisting of independent members of the Board determine that it would be in the best interest of the Company and its stockholders to adopt such rights plan without prior stockholder approval and facts and circumstances, other than the passage of time alone, have arisen that render it inadvisable or impracticable to submit such rights plan to a vote of the Company’s stockholders prior to adoption of such rights plan. If the Company adopts a rights plan prior to obtaining stockholder approval, the Policy requires the Company to submit the rights plan to a vote of the Company’s stockholders at the next regularly scheduled annual meeting of stockholders, unless the meeting is within five months of the date of adoption. In that case, the Company will have the option to hold a special meeting after the annual meeting to consider the rights plan, provided the special meeting is held within five months of the date of adoption of the plan. If stockholder approval is not obtained, the rights plan will terminate on the date that the voting results of the stockholder meeting have been certified by the inspector of elections. Until such time that TRT ceases to beneficially own at least 10% of the Company’s outstanding common stock, the Board may not amend the Policy without prior stockholder approval. After such time, the Board may amend the Policy, subject to any applicable amendment provisions of the Corporate Governance Guidelines.

As part of its ongoing efforts to create value for the Company’s stockholders, under the Agreement, the Company has agreed to invite TRT to participate in any process that the Company may engage in on or prior to August 12, 2012 that seeks proposals about transactions ranging from an acquisition of the Company to an acquisition of or joint venture for new or existing Company assets. The Agreement provides that the Company is under no obligation to initiate any such process and, if it does commence such a process, TRT must comply with the terms and conditions generally applicable to other participants in such process and the Company may discontinue such process at any time.

In addition to the foregoing, the Company and TRT agreed to certain confidentiality and non-disparagement provisions set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement dated January 13, 2012 by and among Gaylord Entertainment Company, TRT Holdings, Inc. and Robert Rowling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012

GAYLORD ENTERTAINMENT COMPANY

By:	/s/ Carter R. Todd
Name:	Carter R. Todd
Title:	Executive Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

10.1	Letter Agreement dated January 13, 2012 by and among Gaylord Entertainment Company, TRT Holdings, Inc. and Robert Rowling.